SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)          DECEMBER 21, 2001
                                                --------------------------------

                                   INSCI CORP.
                                   -----------
              Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


       1-12966                                              06-1302773
       -------                                              ----------
  Commission File No.                                         I.R.S.
                                                      Employer Identification


TWO WESTBOROUGH BUSINESS PARK,
WESTBOROUGH, MA                                                  01581
-------------------------------------                            -----
Address of principal executive offices                          Zip Code


(508) 870-4000
-----------------------------------
Registrant's telephone number,
including area code





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ITEM 5.  OTHER EVENT


         On December 21, 2001, the Registrant (the "Company") held a Special Meeting of Shareholders (the "Special Meeting"). At the Special Meeting, shareholders approved an amendment to the Company's Certificate of Incorporation increasing the total number of common shares the Company is authorized to issue from forty million (40,000,000) common shares, $.01 par value to one hundred and eighty five million (185,000,000) common shares, $.01 par value. Additionally shareholders approved the increase in the number of shares authorized under the Company's 1997 Incentive Stock Option Plan from 4,000,000 shares, $.01 par value, to 7,000,000 shares, $.01 par value. The Company hereby incorporates by reference the definitive proxy for the Special Meeting previously distributed to shareholders of record and filed with the Securities and Exchange Commission.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   Westborough, MA
          December 26,  2001
                                               INSCI CORP.
                                               -----------------
                                               (Registrant)

                                               /s/ HENRY F.  NELSON
                                               ---------------------------------
                                               Henry F. Nelson,
                                               Chief Executive Officer and
                                               President


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